UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

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☐	Soliciting Material Pursuant to §240.14a-12

TERREMARK WORLDWIDE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 10, 2004

Dear Stockholder:

You are cordially invited to attend our 2004 annual meeting of stockholders, which will be held at 10:00 a.m. on October 8, 2004, at our Sales Office at the Technology Center of the Americas, located at 50 NE 9th Street, Miami, Florida 33132.

At the annual meeting, you will be asked to:

•	elect eleven persons to the board of directors;

•	approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 500,000,000 to 600,000,000; and

•	approve an amendment to our 2000 Stock Option Plan to increase the number of shares of common stock covered by the plan.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe in more detail the matters to be presented at the annual meeting.

The board of directors recommends that you vote in favor of the election of the nominated directors, for the amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock and for the amendment to our 2000 Stock Option Plan to increase the number of shares of common stock covered by the plan by 5,000,000.

Please take this opportunity to become involved in the affairs of your company. Whether or not you expect to be present at the meeting, please complete, date, sign and mail the enclosed proxy card in the envelope provided. Returning the proxy card does NOT deprive you of your right to attend the meeting and vote your shares in person. If you attend the meeting, you may withdraw your proxy and vote your own shares.

Sincerely,

Manuel D. Medina
Chairman of the Board & Chief Executive Officer

2601 South Bayshore Drive     Miami, Florida 33133

TERREMARK WORLDWIDE, INC.

2601 South Bayshore Drive
Miami, Florida 33133

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on October 8, 2004

To our Stockholders:

The 2004 annual meeting of stockholders of Terremark Worldwide, Inc. will be held at 10:00 a.m., local time, on October 8, 2004, at the TECOTA Marketing Conference Room at the Technology Center of the Americas, located at 50 NE 9th Street, Miami, Florida 33132, for the purpose of considering and acting upon the following:

1. election of eleven members to our board of directors to hold office until our 2005 annual meeting or until their successors are duly elected and qualified;

2. approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 500,000,000 to 600,000,000;

3. approve an amendment to our 2000 Stock Option Plan to increase the number of shares of common stock covered by the plan; and

4. any other matters that properly come before the meeting.

      The board of directors is not aware of any other business scheduled for the annual meeting. Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned.

      Stockholders of record at the close of business on September 3, 2004 are entitled to notice of, and to vote at, the meeting or at any postponements or adjournments of the meeting.

By Order of the Board of Directors,

Robert D. Sichta
Assistant Secretary

Miami, Florida

September 10, 2004

YOUR VOTE IS IMPORTANT

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY OR PROXIES, AS THE CASE MAY BE, AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

TERREMARK WORLDWIDE, INC.

2004 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

       This proxy statement contains information related to our annual meeting of stockholders to be held on October 8, 2004, beginning at 10:00 a.m. local time, at our Sales Office at the Technology Center of the Americas, located at 50 NE 9th Street, Miami, Florida 33132, and at any adjournments or postponements thereof. The approximate date that this proxy statement, the accompanying notice of annual meeting and the enclosed form of proxy are first being sent to stockholders on or about September 10, 2004. You should review this information in conjunction with our 2004 Annual Report to stockholders which accompanies this proxy statement.

ABOUT THE MEETING

What is the purpose of the annual meeting?

      At the annual meeting, stockholders will vote on the election of directors, the amendment of our amended and restated certificate of incorporation to increase the number of shares of authorized common stock and the amendment of our 2000 Stock Option Plan to increase the number of shares of common stock covered by the plan. In addition, we will report on our performance and respond to questions from our stockholders.

Who is entitled to vote at the meeting?

      Only stockholders of record at the close of business on the record date, September 3, 2004, are entitled to receive notice of the annual meeting and to vote shares of our common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the meeting?

      All stockholders as of the record date, or their duly appointed proxies, may attend. If your shares are held in the name of your broker or bank, you will need to bring evidence of your stock ownership, such as your most recent brokerage statement, and valid picture identification.

What constitutes a quorum?

      The presence at the meeting, in person or by proxy, of the holders of a majority of all of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, September 3, 2004, 367,498,385 shares of our common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting but will not be counted as votes cast “for” or “against” any given matter.

      If less than a majority of outstanding shares entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

How do I vote?

      If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and you attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

Can I vote by telephone or by Internet?

      If your shares are held in “street name,” you may vote by telephone or Internet. Shareholders should review their proxy card for instructions for voting by telephone or Internet. Please follow the directions on your proxy card carefully. Shareholders submitting proxies or voting instructions via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the shareholder.

      The deadline for voting by telephone or Internet is 11:59 p.m. on October 7, 2004.

Can I change my vote after I return my proxy card?

      Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the board’s recommendations?

      Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. The recommendation of the board of directors is set forth with the description of each proposal in this proxy statement. In summary, the board of directors recommends a vote:

•	for the election of the nominated slate of directors;

•	for the amendment of our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 500,000,000 to 600,000,000; and

•	for the amendment of our 2000 Stock Option Plan to increase the number of shares of common stock covered by the plan by 5,000,000.

      The board of directors does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate board of directors nominees. In the event that any other matter should properly come before the meeting or any board of directors nominee is not available for election, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in accordance with their best judgment.

What vote is required to approve each proposal?

      Election of Directors. The affirmative vote, either in person or by proxy, of a plurality of the votes cast at the meeting is required for the election of directors. This means that candidates who receive the highest number of votes are elected. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Stockholders do not have the right to cumulate their votes for directors.

      Amendment of Certificate of Incorporation. The affirmative vote, either in person or by proxy, of the holders of a majority of our outstanding shares is required to amend our amended and restated certificate of incorporation to increase the authorized number of shares of common stock from 500,000,000 to 600,000,000.

      Amendment of Stock Option Plan. The affirmative vote, either in person or by proxy, of the holders of a majority of our outstanding shares is required to amend our 2000 Stock Option Plan to increase the number of shares of common stock covered by the plan by 5,000,000.

      Other Proposals. For any other proposal, the affirmative vote of a majority of the votes cast at the meeting, either in person or by proxy, will be required for approval. Abstentions and broker non-votes are treated as shares present or represented and entitled to vote on such matters and thus have the same effect as negative votes. A properly marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.

      If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Who pays for the preparation of the proxy?

      We will pay the cost of preparing, assembling and mailing the proxy statement, notice of meeting and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to the beneficial owners of our common stock and to request authority for the execution of proxies and we may reimburse such persons for their expenses incurred in connection with these activities.

How is the meeting conducted?

      The Chairman has broad authority to conduct the annual meeting in an orderly and timely manner. This authority includes establishing rules for stockholders who wish to address the meeting. The Chairman may also exercise broad discretion in recognizing stockholders who wish to speak and in determining the extent of discussion on each item of business. In light of the number of business items on this year’s agenda and the need to conclude the meeting within a reasonable period of time, we cannot assure that every stockholder who wishes to speak on an item of business will be able to do so. The Chairman may also rely on applicable law regarding disruptions or disorderly conduct to ensure that the meeting is conducted in a manner that is fair to all stockholders. Stockholders making comments during the meeting must do so in English so that the majority of stockholders present can understand what is being said.

      Our principal executive offices are located at 2601 S. Bayshore Drive, Miami, Florida 33133, and our telephone number is (305) 856-3200. A list of stockholders entitled to vote at the annual meeting will be available at our offices for a period of ten days prior to the meeting and at the meeting itself for examination by any stockholder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information regarding the beneficial ownership of shares of our capital stock as of September 3, 2004, by:

•	each of our directors and director nominees;

•	each of our executive officers named in the Executive Compensation Table;

•	all of our directors and executive officers as a group; and

•	each person known by us to beneficially own more than 5% of our outstanding common stock, Series G Preferred Stock, Series H Preferred Stock and Series I Preferred Stock.

      As of September 3, 2004, we had 367,498,385 shares of our common stock outstanding, 20 shares of Series G Convertible Preferred Stock outstanding, 294 shares of Series H Convertible Preferred Stock outstanding and 400 shares of Series I Convertible Preferred Stock outstanding. The outstanding shares of Series G, Series H and Series I Convertible Preferred Stock, as of September 3, 2004, were convertible into 2,189,204, 294,000 and 13,333,600 shares of our common stock, respectively.

      For purposes of the following table, a person is deemed to be the beneficial owner of securities that can be acquired by the person within 60 days from September 3, 2004 upon the exercise of warrants or options or upon the conversion of debentures or preferred shares. Each beneficial owner’s percentage is determined by assuming that options, warrants or conversion rights that are held by the person, but not those held by any other person, and which are exercisable within 60 days from September 3, 2004, have been exercised. Unless otherwise indicated, we believe that all persons named in this table have sole voting power and investment power over all the shares beneficially owned by them. Unless otherwise indicated, the address of each person listed in the following table is 2601 S. Bayshore Drive, Miami, Florida 33133.

	Amount and Nature of		Percent of
Name and Address of Beneficial Owner	Beneficial Ownership(1)		Class (%)

Common Stock:
Manuel D. Medina	43,816,005	(2)	11.9
Joseph R. Wright, Jr.	5,146,594	(3)	1.4
Guillermo Amore	3,473,926	(4)	*
Marvin S. Rosen	1,156,340	(5)	*
Miguel J. Rosenfeld	2,586,855	(6)	*
Jose Maria Figueres-Olsen	804,306	(7)	*
Timothy Elwes	200,000	(7)	*
Antonio S. Fernandez	234,267	(8)	*
Fernando Fernandez-Tapias	66,667	(9)	*
Arthur L. Money	34,000	(9)	*
Rodolfo A. Ruiz	34,000	(9)	*
Jamie Dos Santos	533,000	(9)	*
Jose A. Segrera	383,334	(9)	*
Marvin Wheeler	255,001	(9)	*
Jose E. González	350,000	(9)	*
Ocean Bank	20,000,000
780 N.W. 42nd Avenue
Miami, Florida 33126
Sun Assets Equity Limited	40,022,349	(10)	10.9
P.O. Box N-65
Charlotte House, Charlotte Street
Nassau, Bahamas

	Amount and Nature of		Percent of
Name and Address of Beneficial Owner	Beneficial Ownership(1)		Class (%)

Paradise Stream (Delaware) LLC	25,000,000	(10)	6.8
P.O. Box N-65
Charlotte House, Charlotte Street
Nassau, Bahamas
All directors and executive officers as a group (15 persons)
Series G Preferred Stock:
Communications Investors Group	20	(11)	100.0
Series H Preferred Stock:
One Vision Worldwide, LLC	294	(12)	100.0
225 Ross Street
Pittsburgh, Pennsylvania 15217
Series I Preferred Stock:
Louisa Stude Sarofim 2004 Terremark Grantor Retained Annuity Trust	80	(13)	20.0
c/o Starr & Company, LLC
350 Park Avenue
New York, New York 10022
Guazapa Properties, Inc.	48	(14)	12.0
Apartado 7274, Panama 5
Republica de Panama, C.A.
CRG, LLC	100	(15)	25.0
Asturpizza, S.A.	20	(16)	5.0
Calle Manuel Benedito 1
Madrid, Spain 28036
CIG Investments, LLLP	40	(17)	10.0
4770 Biscayne Blvd., Suite 1480
Miami, Florida 33137
Promociones Bursatiles, S.A.	28	(18)	7.0
7th Avenida 14-44, Zona 9
Edificio La Galeria
Quinto Nivel Oficina 502
Guatemala City, Guatemala 01009

*	Represents less than 1%.

(1)	For purposes of this table, beneficial ownership is computed pursuant to Rule 13d-3 under the Exchange Act; the inclusion of shares as beneficially owned should not be construed as an admission that such shares are beneficially owned for purposes of the Exchange Act. Under the rules of the Securities and Exchange Commission, a person is deemed to be a “beneficial owner” of a security he or she has or shares the power to vote or direct the voting of such security or the power to dispose of or direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security.

(2)	Includes 200,000 shares of common stock underlying options. As reported in Mr. Medina’s Schedule 13D, and any amendments thereto, filed with the Securities and Exchange Commission on October 4, 2002, these include 7,021,682 shares as to which Mr. Medina has sole voting power but does not have dispositive power. Includes 2,143,492 shares of common stock which may be acquired upon conversion of the Series G Preferred Stock held by Communications Investors Group, an entity in which Mr. Medina is a partner and holds a 50% interest.

(3)	Includes 3,400,000 shares of common stock underlying options and 10,000 shares owned by Mr. Wright’s sibling, over which Mr. Wright has investment control. Does not include

100,000 shares held in trust for the benefit of Mr. Wright’s grandchildren with respect to which Mr. Wright disclaims beneficial ownership.

(4)	Includes 200,000 shares underlying options, 266,672 shares which may be acquired upon the conversion of shares of Series I Preferred Stock and 56,000 shares underlying warrants which are owned by an entity with respect to which Mr. Amore disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(5)	Includes 245,000 shares of common stock underlying options.

(6)	Includes 200,000 shares of common stock underlying options and 1,137,208 shares held indirectly by Mr. Rosenfeld. Does not include 58,105 shares held by Mr. Rosenfeld’s children and mother, with respect to which Mr. Rosenfeld disclaims beneficial ownership.

(7)	Includes 200,000 shares of common stock underlying options.

(8)	Includes 34,000 shares of common stock underlying options.

(9)	Represents shares of common stock underlying options.

(10)	Francis Lee is the natural person deemed to be the beneficial owner of the shares held by this entity.

(11)	Represents 20 shares of Series G Convertible Preferred Stock which are convertible into 2,046,984 shares of common stock. The partners of Communications Investors Group are Manuel D. Medina and Andres Altaba, each of whom has a 50% interest.

(12)	Represents 294 shares of Series H Convertible Preferred Stock which are convertible into, and have voting rights equivalent to, 294,000 shares of common stock.

(13)	Represents 80 shares of Series I Convertible Preferred Stock which are convertible into, and have voting rights equivalent to, 2,666,720 shares of common stock.

(14)	Represents 48 shares of Series I Convertible Preferred Stock which are convertible into, and have voting rights equivalent to, 1,600,032 shares of common stock. Heinrich Adolf Hans Herweg is the natural person with voting and investment control over the shares.

(15)	Represents 100 shares of Series I Convertible Preferred Stock which are convertible into, and have voting rights equivalent to, 3,333,334 shares of common stock. Christian Altaba is the natural person with voting and investment control over the shares.

(16)	Represents 20 shares of Series I Convertible Preferred Stock which are convertible into, and have voting rights equivalent to, 666,680 shares of common stock. Antonio De Reguero is the natural person with voting and investment control over the shares.

(17)	Represents 40 shares of Series I Convertible Preferred Stock which are convertible into, and have voting rights equivalent to, 1,333,360 shares of common stock. Vincente Perez Cisneros is the natural person with voting and investment control over the shares.

(18)	Represents 28 shares of Series I Convertible Preferred Stock which are convertible into, and have voting rights equivalent to, 933,352 shares of common stock. Roberto Solis Monsato is the natural person with voting and investment control over the shares.

CORPORATE GOVERNANCE

      The following does not constitute soliciting material and should not be deemed filed or incorporated by reference in any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934.

      Our business and affairs are managed under the direction of our board of directors, except with respect to those matters reserved for our stockholders. Our board of directors establishes our overall corporate policies, reviews the performance of our senior management in executing our business strategy and managing our day-to-day operations, acts as an advisor to our senior management and reviews our long-term strategic plans. Our board’s mission is to further the long-term interests of our stockholders. Members of the board of directors are kept informed of our business through discussions with our management, primarily at meetings of the board of directors and its committees, and through reports and analyses presented to them. The board and each of its committees — audit and compensation — also have the authority to retain, at our expense, outside counsel, consultants or other advisors in the performance of their duties.

Code of Business Conduct and Ethics

      We maintain a Code of Business Conduct and Ethics that is applicable to all employees and directors. Additionally, we maintain a Code of Ethics that is applicable to our CEO and Senior Financial Officers. These codes require continued observance of high ethical standards such as honesty, integrity and compliance with the law in the conduct of the our business. The Code of Ethics for our CEO and Senior Financial Officers is publicly available on our website at www.terremark.com. We intend to post on our website amendments to or waivers from our Code of Business Conduct and Ethics. Violations under either code of conduct must be reported to the Audit Committee. These materials may also be requested in print by writing to the Director of Investor Relations at Terremark Worldwide, Inc., 2601 S. Bayshore Drive, Miami, Florida 33133.

Communications Between Stockholders and the Board

      Stockholders or other interested parties wishing to communicate with our board of directors should submit any communications in writing to the Board of Directors at Terremark Worldwide, Inc., 2601 S. Bayshore Drive, Miami, Florida 33133. If a Stockholder would like the letter to be forwarded directly to the Chairman of the Board or to one of the Chairmen of the three standing committees, he or she should so indicate. If no specific direction is indicated, the Secretary will review the letter and forward it to the appropriate Board member.

PROPOSAL 1 — ELECTION OF DIRECTORS

      At the annual meeting, the stockholders will elect eleven directors, each of whom will serve for a term expiring at the 2005 annual meeting of stockholders, or until his successor has been duly elected and qualified.

      The board of directors has no reason to believe that any nominee will refuse or be unable to serve if elected. However, if any of them should become unavailable to serve as a director, the board of directors may designate a substitute nominee or the number of directors may be reduced in accordance with our By-laws. If the board of directors designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the board of directors.

      The directors standing for re-election are:

•	Manuel D. Medina has served as our Chairman of the board, President and Chief Executive Officer since April 28, 2000, the date of our merger, and as that of Terremark since its founding in 1982. In addition, Mr. Medina is a managing partner of Communications Investors Group, the holder of the Series G Preferred Stock. Mr. Medina has been a director of Fusion Telecommunications International since December 14, 1998. Before founding Terremark, Mr. Medina, a certified public accountant, worked with PricewaterhouseCoopers LLP. Subsequently, he established and operated an independent financial and real estate consulting company. Mr. Medina earned a Bachelors of Science degree in Accounting from Florida Atlantic University in 1974.

•	Joseph R. Wright, Jr. has served as our Vice Chairman of the Board since April 28, 2000. Prior to that, Mr. Wright served as Chairman of the Board from May 1995 to April 2000, when Terremark Holdings, Inc. concluded a reverse merger into Amtec Inc., a telecommunications company of which he was Chairman and Chief Executive Officer. Mr. Wright currently is President and Chief Executive Officer of PanAmSat, a global provider of satellite-based communication services. From 1996 to 2000, Mr. Wright served as Chairman of the Board of GRC International, Inc., a public company that provides technical information technology support to government and private entities.

From 1995 to 2003, Mr. Wright also served as Co-Chairman of Baker & Taylor Holdings, Inc., an international book and video distribution company, and Vice Chairman of Jefferson Consulting Group, a Washington D.C. consulting firm. From 1989 to 1994, Mr. Wright served as Senior Vice President, Vice Chairman and Director of W.R. Grace & Co. From 1982 to 1989, Mr. Wright held the positions of Director and Deputy Director of the Office of Management and Budget, The White House, and was a member of President Reagan’s cabinet. Before 1982, he served as Deputy Secretary, United States Department of Commerce, President of Citicorp Retail Services and Retail Consumer Services, held posts in the United States Department of Agriculture and the United States Department of Commerce, and was Vice President and Partner of Booz Allen & Hamilton, a management consulting firm.

•	Guillermo Amore has served as a member of our board of directors since February 2001. From August 2000 to February 2001, Mr. Amore served as the President and Chief Operating Officer of our wholly-owned subsidiary, Terremark Latin America, Inc., prior to which, he served as Chairman and Chief Executive Officer of Spectrum Telecommunications Corporation until its acquisition. Mr. Amore has nearly 35 years of telecommunications experience, much of it focused on the developing markets of Latin America and the Caribbean. During his tenure at GTE Corporation he built an extensive network of contacts in the region. These contacts served him well in business development and regulatory affairs during his stewardship of Grupo Isacell S.A. of Mexico and of Spectrum Telecommunications. Mr. Amore holds an MBA from Harvard University and a Bachelors degree in Science in Electrical Engineering from Pontificia Universidad Javeriana, Colombia.

•	Timothy Elwes has served as a member of our board of directors since April 2000. Mr. Elwes has also served as member of the Board of Directors of Timothy Elwes & Partners Ltd., a financial services company, from May 1978 until October 1994, the business of which was merged into Fidux Trust Co. Ltd. in December 1995. Mr. Elwes is a director of Fidux Trust Co. Ltd. He is also a non-executive director of Partridge Fine Arts plc, a public company since 1989. He has been a non-executive director of Partridge Fine Arts plc, a public company since 1989. Since December 2000 he has served as a director of Timothy Elwes & Partners Ltd., a financial services company.

•	Antonio S. Fernandez has been a director since 2003. In 1970, Mr. Fernandez worked as a Systems Engineering Manager at Electronic Data Systems (EDS). In 1971, Mr. Fernandez joined duPont Glore Forgan as a Vice-President in Operations. In 1974, he joined Thomson McKinnon as Director of Operations and Treasurer. In 1979, he worked at Oppenheimer & Co. Inc. as Director of Operations and Treasurer where he also served as Chief Financial Officer from 1987 until 1994 and a member of the Board of Directors from 1991 until 1998. In 1991, Mr. Fernandez founded and headed the International Investment Banking Department at Oppenheimer & Co. and served in that capacity until 1999. Mr. Fernandez served on the Board of Banco Latinoamericano de Exportaciones from 1992 until 1999. He also served as Trustee of Mulenberg College, PA from 1995 until 1998. He graduated from Pace University, NY in 1968 with a B.B.A.

•	Fernando Fernandez-Tapias has served as a member of our board of directors since March 31, 2003. Since May 1991, Mr. Fernandez-Tapias has served as the President of Naviera F. Tapias. Mr. Fernandez-Tapias has also served as a board member of Union Fenosa. In addition, Mr. Fernandez-Tapias founded Roll-On-Roll- Off, Interpuertos, Spain Shipping, Naviera Amura and Naviera Roda. Mr. Fernandez-Tapias currently serves as the President of the Cámara Oficial de Comercio e Industria de Madrid (Official Chamber of Commerce and Industry of Madrid). Mr. Fernandez-Tapias holds a degree from the Instituto Internacional de Empresas de la Universidad Comercial de Deusto.

•	Jose Maria Figueres-Olsen has served as a member of our board of directors since October 2000. Mr. Figueres-Olsen is the former President of Costa Rica, serving as the head of state of his native country from 1994 to 1998, during which he made sustainable development the cornerstone of his administration and led his country into the digital economy through the implementation of several

IT programs and the attraction of foreign investment including Intel. Since leaving office, President Figueres-Olsen has served as a Director of the Digital Nations Consortium, launched by the MIT Media Lab to develop a new generation of technologies and applications that enable people to design, create, and learn new ways to become more active participants in developing societies. President Figueres-Olsen also serves on the Board of Directors of the World Resources Institute, the World Wildlife Fund, the Stockholm Environment Institute, and Leadership in Environment and Development. President Figueres-Olsen holds a degree in Industrial Engineering from the United States Military Academy at West Point and a Masters degree in Public Administration (Mason Fellow) from the John F. Kennedy School of Government at Harvard University.

•	Arthur L. Money has served as a member of our board of directors since May 2003. Since September 2002, Mr. Money has been a member of the board of directors of Rainbow Technologies, Inc, a provider of Information Technology security solutions. From 1999 to 2001, Mr. Money was the Assistant Secretary of Defense (C31) and Department of Defense CIO. Prior to this, Mr. Money served as the Assistant Secretary of the Air Force for Research, Development, and Acquisition, and was Vice President and Deputy General Manager of TRW. From 1989 to 1995, Mr. Money was President of ESL, Inc. He has received distinguished public service awards from the U.S. Department of Defense (Bronze Palm), the U.S. Air Force, and the U.S. Navy. He is currently President of ALM Consulting specializing in command control and communications, intelligence, signal processing, and information processing, Mr. Money received his Master of Science Degree in Mechanical Engineering from the University of Santa Clara and his Bachelor of Science Degree in Mechanical Engineering from San Jose State University.

•	Marvin S. Rosen has served as a member of our board of directors since April 2000. Mr. Rosen is a co-founder and Chief Executive Officer of Fusion Telecommunications International and has served as its Vice Chairman since December 1998. From September 1995 through January 1997, Mr. Rosen served as the Finance Chairman of the Democratic National Committee. Mr. Rosen currently serves on the Board of Directors of the Robert F. Kennedy Memorial, since 1995, and Fusion Telecommunications International, Inc., since 1997, where he served as Vice-Chairman from December 1998 to April 2000 and has served as Chief Executive Officer since April 2000. Mr. Rosen received his Bachelor of Science degree in Commerce from the University of Virginia, his LL.B. from Dickinson School of Law and his LL.M. in Corporations from New York University Law School.

•	Miguel J. Rosenfeld has served as a member of our board of directors since April 2000. Since November 1991, he has also served as a Senior Vice President of Delia Feallo Productions, Inc., where he has been responsible for the development of soap opera productions in Latin America. From January 1995 until May 1998, he was the Director of Affiliates and Cable for Latin America for Protele, a division of Televisa International LLC. From December 1984 until September 1998, he was a sales manager for Capitalvision International Corporation. Mr. Rosenfeld holds a Bachelors degree in Administration from the University of Buenos Aires.

•	Rodolfo A. Ruiz has served as a member of our Board of Directors since July 2003. Since 1999, Mr. Ruiz has served as the President and CEO of Bacardi U.S.A. and has held a series of senior management positions within the Bacardi organization since 1979, inclusive of having served as President and CEO of Bacardi Global Brands, President and CEO of Bacardi Asia/ Pacific Region, and several senior executive sales, marketing, financial and operations positions within Bacardi USA. Prior to joining Bacardi, from 1966 to 1979, Mr. Ruiz, in his capacity as a certified public accountant, served as a Senior Auditor, Senior Internal Auditor, and Audit Manager with Price Waterhouse & Co. for a wide variety of public and private clients and projects in the United States and Mexico, as well as throughout Latin America, interspersed by a term, from 1973 to 1975, with

International Basic Economy Corp, otherwise known as IBEC/ Rockefeller Group. Mr. Ruiz holds a Bachelor of Business degree, Cum Laude, from the University of Puerto Rico. See 10-K.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES NAMED ABOVE.

NOMINATIONS FOR DIRECTOR

      Our Board of Directors does not have a standing nominating committee. Our independent directors act as a nominating committee for the annual selection of our nominees for election as directors. Each of our independent directors meets the definition of “independent” under the listing standards of the AMEX.

      In evaluating candidates for nomination to the Board of Directors, the independent directors are to take into account the applicable requirements for directors under the AMEX rules. The independent directors may take into consideration such other factors and criteria as they deem appropriate in evaluating a candidate, including his or her judgment, skill, integrity, diversity, and business or other experience. The independent directors may (but are not required to) consider candidates suggested by management or other members of the Board of Directors.

      Generally, the independent directors will consider candidates who have experience as a board member or senior officer of a company or who are generally recognized in a relevant field as a well-regarded practitioner, faculty member or senior government officer. The independent directors will also evaluate whether the candidates’ skills and experience are complementary to the existing Board of Directors members’ skills and experience as well as the Board of Directors’ need for operational, management, financial, international, technological or other expertise. Nominations for director may be made by our stockholders, provided such nominations comply with certain timing and information requirements set forth in our bylaws.

BOARD OF DIRECTORS COMMITTEES

      Our board of directors has a standing audit committee and compensation committee.

Audit Committee

      Our audit committee currently consists of Messrs. Fernandez, Rosenfeld and Ruiz. The members of the audit committee are, and will continue to be, independent under the listing standards of the American Stock Exchange. The board of directors has determined that Messrs. Fernandez and Ruiz satisfy the financial literacy and experience requirements of the AMEX and the rules of the Securities and Exchange Commission. The audit committee operates under a written charter, a copy of which is included as Appendix A to this proxy statement and available on our website at www.terremark.com. The charter is available in print to any shareholder who requests it in writing from our Director of Investor Relations at Terremark Worldwide, Inc., 2601 S. Bayshore Drive, Miami, Florida 33133. The audit committee represents the board in its relations with our independent public accountants and oversees the financial reporting and disclosures prepared by our management. The audit committee’s functions include meeting with our management and our independent public accountants, reviewing and discussing our audited and unaudited financial statements with our management, recommending to the board of directors the engagement of our independent auditors, reviewing with such auditors the plan and results of their audit of our financial statements, determining the independence of such auditors and discussing with management and the independent auditors the quality and adequacy of our internal controls. During fiscal 2004, the audit committee held twelve meetings. For more information regarding the functions of the audit committee and its activities during fiscal 2004, see the “Report of the Audit Committee” below.

REPORT OF THE AUDIT COMMITTEE

      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference in any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934.

      Under the guidance of a written charter adopted by the board of directors, which is included as an appendix to this proxy statement, the Audit Committee is responsible for overseeing the company’s financial reporting process on behalf of the Board of Directors. The audit committee consists of three members, each of whom is “independent” as that term is defined under the applicable listing standards of the American Stock Exchange, the Sarbanes-Oxley Act of 2002 and applicable Securities and Exchange Commission rules.

      The Sarbanes-Oxley Act of 2002 and the committee’s charter require that all services provided to us by PricewaterhouseCoopers LLP (PwC), our independent auditors, be subject to pre-approval by the audit committee. The audit committee has established policies and procedures contemplated by these rules.

      Management has the primary responsibility for the system of internal controls and the financial reporting process. Our independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards in the United States. We have the responsibility to monitor and oversee these processes.

      In fulfilling our oversight responsibilities, the audit committee reviewed the audited financial statements for fiscal 2004 with management, including a discussion of the quality, not just the acceptability, of the accounting principles employed, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee reviewed and discussed the financial statements for fiscal 2004 with the independent auditors. Consistent with the requirements of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, the audit committee discussed with the independent auditors all of the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees, as amended. In addition, the audit committee has discussed with the independent auditors their independence from our management and from us, including matters in the written disclosures provided by the independent auditors to the audit committee as required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees. As part of this review, the audit committee considered whether the non-audit services provided to us by PwC during fiscal 2004 were compatible with maintaining their independence. Upon its review, the audit committee has satisfied itself as to PwC’s independence.

      Without management present, the audit committee met separately with the independent accountants to review the results of their examinations, their evaluation of the company’s internal controls, and the overall quality of the company’s accounting and financial reporting. In addition, the audit committee reviewed initiatives and programs aimed at strengthening the effectiveness of our internal control structure. As part of this process, the audit committee continued to monitor the scope and adequacy of the company’s internal procedures and controls.

      In reliance on the reviews and discussions with management and the independent accountants referred to above, and subject to the limitations on its role and responsibilities described above, the audit committee recommended to the board of directors, and the board of directors has approved, that the audited financial statements be included in the Annual Report on Form 10-K for fiscal 2004 filed with the Securities and Exchange Commission and in the fiscal 2004 annual report to our stockholders.

Members of the Audit Committee

Rodolfo Ruiz
Antonio Fernandez
Miguel J. Rosenfeld

Compensation Committee

      Our compensation committee currently consists of Messrs. Fernandez, Rosen and Rosenfeld each of whom is independent under the listing standards of the AMEX. The compensation committee is responsible for approving compensation and bonuses for our chief executive officer and reviewing compensation and bonuses for our other executive officer, for administering our Amended and Restated 1996 Stock Option Plan, the 2000 Stock Option Plan and the 2000 Directors Stock Option Plan. The compensation committee operates under a written charter, a copy of which is available on our website at www.terremark.com. The charter is available in print to any shareholder who requests it in writing from our Director of Investor Relations at Terremark Worldwide, Inc., 2601 S. Bayshore Drive, Miami, Florida 33133. During fiscal 2004, the compensation committee held one meeting. For more information regarding the functions of the compensation committee and its activities during fiscal 2004, see the “Report on Executive Compensation” below.

Compensation Committee Interlocks and Insider Participation

      As indicated above, the following directors served as members of our compensation committee during the 2004 fiscal year: Antonio Fernandez, Miguel J. Rosenfeld and Rodolfo Ruiz. No member of the compensation committee is now or ever was an officer or an employee of ours. No executive officer of ours serves as a member of the compensation committee of any entity one or more of whose executive officers serves as a member of our board of directors or compensation committee. There were no compensation committee interlocks during fiscal 2004.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

      The following table presents information concerning compensation for our chief executive officer and the three most highly compensated executive officers, which we refer to as our named executive officers, for services in all capacities during the fiscal years indicated.

				Long Term
				Compensation
	Annual Compensation			Awards

	Fiscal	Salary	Commissions	Options/
Name and Principal Position	Year	($)	($)	SARS (#)

Manuel D. Medina	2004	350,000	—	—
Chairman of the Board,	2003	350,000	—	—
President & Chief Executive Officer	2002	350,000	—	100,000
Jamie Dos Santos	2004	250,000	104,000	200,000
Chief Marketing Officer	2003	250,000	23,000	275,000
	2002	175,000	75,000	200,000
Jose A. Segrera	2004	195,000	—	100,000
Executive Vice President &	2003	170,000	—	100,000
Chief Financial Officer	2002	170,000	—	200,000
Marvin Wheeler	2004	195,000	—	200,000
Chief Operations Officer	2003	175,000	—	100,000
	2002	135,000	—	105,000
Jose E. González	2004	185,000	—	50,000
Senior Vice President &	2003	185,000	—	75,000
General Counsel	2002	175,000	—	200,000

Option/ SAR Grant Table

      The following table sets forth information concerning grants of stock options made during the fiscal year ended March 31, 2004 to our named executive officers. No stock appreciation rights were granted during the fiscal year ended March 31, 2004.

					Potential Realizable
					Value At Assumed
	Individual Grants				Annual Rates Of
					Stock Price
	Number of	% of Total			Appreciation For
	Securities	Options Granted	Exercise		Option Term (1)
	Underlying Options	to Employees	Price	Expiration
Name	Granted (#)	in Fiscal Year	($/Sh)	Date	5% ($)	10% ($)

Manuel D. Medina	0	—	—	—	—	—
Jamie Dos Santos	200,000	4%	0.33	4/1/13	36,388	89,625
Jose A. Segrera	100,000	2%	0.33	4/1/13	18,194	44,812
Marvin Wheeler	200,000	4%	0.33	4/1/13	36,388	89,625
Jose E. González	50,000	1%	0.33	4/1/13	9,097	22,406

(1)	These amounts are based on assumed appreciation rates of 5% and 10% set by the Securities and Exchange Commission rules and are not intended to forecast possible future appreciation, if any, of our stock price.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
	Shares		Options at March 31, 2004		March 31, 2004(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Manuel D. Medina	0	0	200,000	0	0	0
Jamie Dos Santos	0	0	533,000	291,667	71,167	74,583
Jose A. Segrera	0	0	383,334	166,666	33,667	36,333
Marvin Wheeler	0	0	255,001	199,999	43,334	60,666
Jose E. González	0	0	350,000	125,000	23,667	21,583

(1)	Based on a per share price of $0.72, the closing price of our common stock as reported on the American Stock Exchange on March 31, 2004, minus the exercise price of the option, multiplied by the number of shares underlying the option.

Compensation of Directors

      We maintain a policy of compensating our directors using stock option grants. Upon their election as a member of our board of directors, each director received 100,000 stock options. Our employee directors receive the same compensation as our non-employee directors. The options granted to our directors vest as follows: options to purchase one-third of the shares vest as of the date of grant, one-third vests as of the first anniversary of the date of grant, and one-third vests as of the second anniversary of the date of grant. We reimburse our directors for all out-of-pocket expenses incurred in the performance of their duties as directors. We currently do not pay fees to our directors for their attendance at meetings. In addition, we currently do not pay fees to our committee members or committee chairmen.

      We entered into an agreement with Joseph Wright, Jr., one of our directors, commencing September 21, 2001, engaging Mr. Wright as an independent consultant. The agreement is for a term of one year after which it renews automatically for successive one-year periods. Either party may terminate the agreement by providing 90 days notice. The agreement provides for an annual compensation of $100,000, payable monthly.

      We have also entered into consulting agreements with each of Guillermo Amore and Arthur Money, members of our board of directors, engaging them as independent consultants. Mr. Amore’s agreement provides for an annual compensation of $250,000, payable monthly. Mr. Money’s agreement provides for an annual compensation of $60,000, payable monthly.

Employment Agreements

      Manuel D. Medina entered into a one year agreement, commencing March 10, 2000, employing him as our President and Chairman of the Board. On September 6, 2001, in consideration of Mr. Medina agreeing to repay his indebtedness to Ocean Bank earlier than otherwise required, pledging a certificate of deposit to the bank and personally guaranteeing our credit facility and approximately $21 million of construction payables, Mr. Medina’s employment agreement was amended and restated. The term of the amended and restated agreement commenced April 28, 2001 and employs Mr. Medina as our President, Chief Executive Officer and Chairman of the Board. The amended and restated agreement is for a term of twelve months and automatically renews for successive one year terms until either party gives written notice of its intention not to renew. The amended and restated agreement provides for an annual base salary of $350,000 and is subject to increases. Additionally, as long as Mr. Medina’s guarantees of our debt exist, we have agreed to nominate Mr. Medina to our board of directors and not to remove Mr. Medina, unless for good cause, or remove any of our officers from their positions without Mr. Medina’s consent. Pursuant to the terms of his agreement, Mr. Medina is prohibited from competing with Terremark for a one year period following termination of his employment with Terremark.

      Jamie Dos Santos has entered into an agreement, commencing November 1, 2002, employing her as our Senior Vice President of Global Initiatives. The agreement is effective until either party gives written notice of its intention to terminate. The agreement provides for an annual base salary of $250,000 and is subject to increases. Pursuant to the terms of her agreement, Ms. Dos Santos is prohibited from competing with us for a one year period following termination of her employment. In April 2003, Ms. Dos Santos became our Chief Marketing Officer.

      Jose E. González has entered into an agreement, commencing March 3, 2003, employing him as our Senior Vice President and General Counsel. The agreement is for an indefinite term until either party gives written notice of its intention to terminate. The agreement provides for an annual base salary of $185,000 and is subject to increases. Pursuant to terms of this agreement, Mr. Gonzalez is prohibited from competing with Terremark for a one year period following termination of his employment with Terremark.

      Jose A. Segrera has entered into a one year employment agreement, commencing September 25, 2001, employing him as our Chief Financial Officer. The agreement automatically renews for successive one year terms until either party gives written notice of its intention not to renew. In June 2001, Mr. Segrera’s title was changed to Senior Vice President and Chief Financial Officer. The agreement provides for an annual base salary of $150,000 and is subject to increases. Pursuant to the terms of his agreement, Mr. Segrera is prohibited from competing with Terremark for a one year period following termination of his employment with Terremark.

      Marvin Wheeler has entered into an agreement, commencing November 1, 2002, employing him as our Senior Vice President of Operations. The agreement is effective until either party gives written notice of its intention to terminate. The agreement provides for an annual base salary of $175,000 and is subject to increases. Pursuant to the terms of his agreement, Mr. Wheeler is prohibited from competing with us for a one year period following termination of his employment. In November 2003, Mr. Wheeler became our Chief Operations Officer.

      If either of Manuel D. Medina or Jose A. Segrera is terminated without cause, each is entitled to continue to receive his annual base salary and other benefits through the date his employment would have ended under the terms of his agreement, but in no event for more than six months.

      If the employment of Jamie Dos Santos, Jose E. González or Marvin Wheeler is terminated without cause, each is entitled to continue to receive his or her annual base salary together with other benefits for a period of six months from the date of termination.

      If the employment of any of Manuel D. Medina, Jamie Dos Santos, Jose E. González, Jose A. Segrera or Marvin Wheeler is terminated within one year of a change in control, each is entitled to continue to receive a payment equal to the sum of two times his or her annual base salary, incentive compensation, and the value of any fringe benefits plus any accrued incentive compensation through the date of termination and certain other benefits. The definition of a “change in control” in the applicable employment agreements includes the resignation of Manuel D. Medina as both our Chairman and Chief Executive Officer, his death, or his absence from our day to day business affairs of the Company for more than 90 consecutive days due to disability or incapacity.

Indemnification of Officers and Directors

      Our certificate of incorporation and bylaws designate the relative duties and responsibilities of our officers, establish procedures for actions by directors and stockholders and other items. Our certificate of incorporation and bylaws also contain indemnification provisions that permit us to indemnify our officers and directors to the maximum extent provided by Delaware law.

      We have entered into indemnification agreements with all of our directors and some of our officers, to provide them with the maximum indemnification allowed under our bylaws and applicable law, including indemnification for all judgments and expenses incurred as the result of any lawsuit in which such person is named as a defendant by reason of being our director, officer or employee, to the extent indemnification is permitted by the laws of Delaware. We believe that the limitation of liability provisions in our amended and restated certificate of incorporation and the indemnification agreements will enhance our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Directors and Officers Liability Insurance

      We have obtained directors’ and officers’ liability insurance with an aggregate liability for the policy year, inclusive of costs of defense, in the amount of $10,000,000. This policy expires April 3, 2005.

Employee Stock Option Plans

      Under our 1995 Stock Option Plan, we have reserved for issuance an aggregate of 500,000 shares of our common stock. As of September 3, 2004, we had granted options to purchase 385,000 shares of common stock pursuant to this plan, of which 267,500 have been exercised and 117,500 are vested but have not been exercised.

      Under our 1996 Stock Option Plan, we have reserved for issuance an aggregate of 12,000,000 shares of common stock, 11,552,367 of which have been granted. As of September 3, 2004, 10,456,792 granted options have vested but remain unexercised, 1,095,575 granted options remain subject to vesting schedules and 395,134 options have been exercised.

      Under our 2000 Stock Option Plan, we have reserved for issuance an aggregate of 10,000,000 shares of common stock. As of September 3, 2004, we had granted options to purchase 6,870,104 shares of common stock pursuant to this plan, 4,026,613 of which have vested, of which 1,000 have been exercised.

      Unless sooner terminated by the compensation committee or the board of directors, the 1995 Stock Option Plan, the 1996 Stock Option Plan and the 2000 Stock Option Plan will terminate on February 8, 2005, May 7, 2006 and September 21, 2010 respectively, the tenth anniversary date of the effectiveness of each stock option plan.

Equity Compensation Plan Information

      This table summarizes share and exercise price information about our equity compensation plans as of March 31, 2004.

		Weighted average	Number of securities
		exercise price of	available for future
	Number of securities	outstanding options,	issuance under equity
Plan Category	to be issued	warrants and rights	compensation plans

Equity compensation plans approved by security holders	15,852,731	$1.96	6,647,269
Equity compensation plans not approved by security holders	900,000	$0.6700	N/A

      Some of our options to purchase common stock have been issued outside of our stock option plans and have not been approved by our shareholders. On October 19, 2001, our board of directors approved the grant of options to purchase 100,000 shares of our common stock at $0.67 per share to each of the then nine members of our board of directors. All of the options immediately vested and are exercisable. The options expire on October 19, 2011.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The following Report on Executive Compensation and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference in any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this report or the performance graph by reference therein.

      The policy of the board of directors is to maintain executive compensation at competitive levels that will permit us to attract, motivate and retain individuals with superior managerial abilities. The levels of compensation are intended to reward individual initiative and achievement, while motivating our executives to increase stockholder value by improving our performance and profitability.

      The compensation committee reviews the base salaries of our employees (as well as our executive officers) annually, considering factors such as corporate progress toward achieving objectives (without reference to any specific performance-related targets) and individual performance experience and expertise. In determining our employee’s overall compensation, the compensation committee also reviews certain compensation levels at other companies. These other companies are not necessarily the same companies included in the peer group index in the performance graph section of this proxy statement. This is because the compensation committee believes that we compete for executive talent with companies in addition to those in our peer group. Additional factors reviewed by the compensation committee in determining appropriate compensation levels include subjective factors related to corporate and individual performance.

      The compensation committee adopted a policy which places executive compensation under an annual review, pursuant to which bonuses and additional option grants, as well as increases to salary, will be based on performance goals as established by the committee and the individual executives at the commencement of each year of employment. Further, we place a portion of executive compensation in “at-risk” categories, including stock options and performance bonuses. We have adopted a policy by which options granted pursuant to our stock option plans will be issued with exercise prices set at the fair market value of our common stock at the time of issue.

      During fiscal year 2004, we had employment agreements with each of our named executive officers. Jose A. Segrera has entered into a one year employment agreement, commencing September 25, 2001. Jamie Dos Santos and Marvin Wheeler entered into employment agreements commencing November 1, 2002. Jose E. González has entered into an agreement commencing March 3, 2003.

      Manuel D. Medina, our Chief Executive Officer, entered into a one year agreement, commencing March 10, 2000, employing him as our President and Chairman of the Board. The agreement automatically renews for successive one year terms until either party gives written notice of its intention not to renew. The agreement provides for an annual base salary of $350,000.

Members of the Compensation Committee

Antonio Fernandez
Marvin Rosen
Miguel J. Rosenfeld

CERTAIN RELATED PARTY TRANSACTIONS

      In May 2004, we issued warrants to purchase 200,000 shares of our common stock to Veritas High Yield Arbitrage I Fund, LLC, Veritas High Yield Arbitrage II Fund, LLC, and Veritas High Yield Arbitrage Fund, (Bermuda) Ltd. in connection with a $5.2 million loan from them. We agreed to file a registration statement covering the shares of common stock underlying the warrants and to use our best efforts to cause the registration statement to become effective by August 15, 2004. We were unable to cause the registration statement to be declared effective by August 15, 2004, and upon exercise of the warrants, we were required to deliver 200,000 fully registered shares of common stock to the lenders. On August 24, 2004, Miguel Rosenfeld, one of our directors, delivered 200,000 registered shares to the lenders on our behalf. In exchange, we issued Mr. Rosenfeld 200,000 unregistered shares and agreed to include the shares in our next registration statement.

      On March 31, 2004, Guillermo Amore, one of our directors, purchased 12 shares of our Series I 8% Convertible Preferred Stock and Margui Family Partners, Ltd., an entity in which Mr. Amore has an interest, purchased 8.4 shares of our Series I 8% Convertible Preferred Stock. As payment for the shares, Mr. Amore issued a note for $300,000 and Margui Family Partners, Ltd. issued a note for $210,000. The notes’ interest rate was 10%. These notes were paid-off in June 2004.

      Upon conversion of outstanding promissory notes in April 2002, two of our directors, Guillermo Amore and Miguel Rosenfeld, received 1,501,503 shares and 1,134,641 shares of our common stock, respectively. The original principal amounts of the notes converted by Messrs. Amore and Rosenfeld were $1,126,127 and $850,980, respectively. The conversion price of $0.75 per share was determined by our management and approved by the board of directors, with Messrs. Amore and Rosenfeld abstaining, after considering recent quoted market prices of our stock, recent equity transactions and our business plan and financial projections.

      We have entered into indemnification agreements with all of our directors and some of our officers, to provide them with the maximum indemnification allowed under our bylaws and applicable law, including indemnification for all judgments and expenses incurred as the result of any lawsuit in which such person is named as a defendant by reason of being one of our directors, officers or employees, to the extent such indemnification is permitted by the laws of Delaware. We believe that the limitation of liability provisions in our Amended and Restated Certificate of Incorporation and the indemnification agreements enhance our ability to continue to attract and retain qualified individuals to serve as directors and officers.

      On September 5, 2001, we closed on a $48.0 million credit facility with Ocean Bank. In addition to Mr. Medina personally guaranteeing the credit facility, the bank further required Mr. Medina to provide a $5.0 million certificate of deposit to the bank as collateral for certain personal loans Mr. Medina has with the bank and commit to accelerate the maturity date of those personal loans to December 31, 2001. Subsequent to September 2001, Mr. Medina and the bank changed the maturity date on the personal loans, first to December 31, 2001 and later to July 1, 2002. Mr. Medina also agreed to subordinate debt that we owed to Mr. Medina in the event of our default under the credit facility. Mr. Medina has repaid part of those personal loans to Ocean Bank, leaving an outstanding principal balance of approximately

$4.6 million as of December 31, 2003. On February 11, 2004, Mr. Medina extended one loan with a principal amount of approximately $3.3 million to February 11, 2005 and made an interest payment of $63,500. On March 8, 2004, Mr. Medina extended the maturity date on the other loan which had a principal amount of approximately $1.3 million to March 8, 2005 and made a $73,446 payment of principal and interest.

      On September 5, 2001, in consideration of Mr. Medina agreeing to repay his indebtedness to the bank earlier than otherwise required, pledging the certificate of deposit to the bank and personally guaranteeing the $48 million credit facility and approximately $21 million of construction payables, we entered into an amended and restated employment agreement with him. Under the terms of the amended and restated employment agreement we will indemnify Mr. Medina from any personal liability related to his guarantees of any of our debt, use commercially reasonable efforts to relieve Mr. Medina of all his guarantees of our debt, provide up to $6.5 million of cash collateral to the bank should Mr. Medina be unable to repay the personal loans when due and provide a non interest-bearing $5.0 million loan to Mr. Medina. If the promissory note becomes in default, we have the right of offset against all amounts payable by us to Mr. Medina, which is approximately $2.2 million as of March 31, 2002. Additionally, as long as Mr. Medina’s guarantees of our debt exist, we have agreed to nominate Mr. Medina to our Board of Directors and not remove Mr. Medina, unless for good cause, or remove any of our officers without Mr. Medina’s consent. There was no change in the amount or timing of Mr. Medina’s cash or non-cash compensation in connection with these agreements, nor did Mr. Medina receive any guarantee fee or other fees in connection with his guaranteeing our indebtedness. We do not anticipate funding the $6.5 million of cash collateral.

      No fee was paid to Mr. Medina for his guarantee of the Ocean Bank loan. In July 2002, the terms of our $5.0 million loan to Mr. Medina were amended. The amended note has a maturity date of September 30, 2004 and bears interest subsequent to September 5, 2002. Included in our interest income for the year ended March 31, 2004 is approximately $61,000 related to the loan.

      We entered into an agreement with Joseph Wright, Jr., one of our directors, commencing September 21, 2001, engaging Mr. Wright as an independent consultant. The agreement is for a term of one year after which it renews automatically for successive one-year periods. Either party may terminate the agreement by providing 90 days notice. The agreement provides for an annual compensation of $100,000, payable monthly.

      We have also entered into consulting agreements with each of Guillermo Amore and Arthur Money, members of our board of directors, engaging them as independent consultants. Mr. Amore’s agreement provides for an annual compensation of $250,000, payable monthly. Mr. Money’s agreement provides for an annual compensation of $60,000, payable monthly.

      In April 2003, in connection with the issuance of the Subordinated Debentures we received $400,000 from two directors, Joseph Wright and Jose Maria Figueres-Olsen, and $50,000 from an employee and shareholder.

      One of our subsidiaries, Terremark Financial Services, Inc. acts as consultant to a subsidiary of Fusion Telecommunications International, Inc., in connection with telecommunications operations in China. Messrs. Medina and Rosen are directors of Fusion. During the year ended March 31, 2004, we purchased approximately $500,000 in services from Fusion.

PROPOSAL 2 — INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

      Our amended and restated certificate of incorporation authorizes us to issue up to 500,000,000 shares of common stock and 10,000,000 shares of preferred stock. Our board of directors has unanimously approved an amendment to our amended and restated certificate of incorporation which would increase the total authorized number of shares of common stock from 500,000,000 to 600,000,000, thereby increasing the total authorized capital stock from 510,000,000 to 610,000,000.

      If this proposal is approved by you, the additional shares of our common stock so authorized, as well as shares of our common stock currently authorized but not issued or outstanding, may be issued from time to time upon authorization of our board of directors, without further approval by our stockholders, unless otherwise required by applicable law or the rules of the American Stock Exchange, and for such consideration as our board may determine and as may be permitted by applicable law. Our board believes the increase in the authorized shares of our common stock is necessary to provide us with the flexibility to act in the future with respect to financing and other corporate purposes (although no such specific activities are currently contemplated) without the delay and expense associated with obtaining special stockholder approval each time an opportunity requiring the issuance of shares of our common stock may arise. A delay might deny us the flexibility that our board views as important in facilitating the effective use of our securities.

      The increase in authorized shares is not being proposed as a means of preventing or dissuading a change in control or takeover of our company. However, use of these shares for this purpose is possible. Shares of our authorized but unissued common stock could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of our company or could be issued to purchasers who would support our board of directors in opposing a takeover proposal. In addition, the increase in authorized shares, if approved, may have the effect of discouraging a challenge for control or making it less likely that a challenge for control, if attempted, would be successful.

      The proposed amendment does not change the terms of our common stock. Neither our certificate of incorporation nor Delaware law grants holders of our common stock any preemptive rights. The additional shares of our common stock for which authorization is sought will have the same par value, the same voting rights, the same rights to dividends and distributions and will be identical in all other respects to the shares of our common stock now authorized. Adoption of the proposed amendment to our amended and restated certificate of incorporation would not affect the rights of the holders of currently outstanding shares of our common stock.

      The authorization of additional shares of our common stock pursuant to this proposal will have no dilutive effect upon the proportionate voting power of our present stockholders. However, to the extent that shares are subsequently issued to persons other than our current stockholders and/or in proportions other than the proportion that presently exists, the issuance could have a substantial dilutive effect on our current stockholders.

      As of the record date for the annual meeting, we had 367,498,385 shares of our common stock outstanding and 114,149,913 shares of our common stock reserved for issuance pursuant to various outstanding convertible preferred stock, convertible debentures, options and warrants to purchase our common stock.

      The following table illustrates the effect of the increase in the number of authorized shares of our common stock.

	Before the Amendment	After the Amendment

Authorized	500,000,000	600,000,000
Outstanding	367,498,385	367,498,385
Reserved	114,149,913	114,149,913
Available for Future Issuance	18,351,702	118,351,702

      The affirmative vote of the holders of a majority of the shares of our common stock and voting preferred issued and outstanding on the record date will be required to approve this amendment to our amended and restated certificate of incorporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL 3 — AMENDMENT OF OUR 2000 STOCK OPTION PLAN

      The purpose of the 2000 Stock Option Plan is to provide an additional incentive to attract and retain qualified competent persons who provide services and upon whose efforts and judgment our success is largely dependent, through the encouragement of ownership of our stock by those persons. As of September 3, 2004, the following shares were authorized and available for issuance under the plan:

Authorized	10,000,000
Available for Issuance	3,129,896

      In order to continue to provide the appropriate equity incentives to employees in the future, on August 10, 2004, the board of directors approved, subject to stockholder approval, an increase of 5,000,000 shares of our common stock reserved for issuance under the plan. The board of directors recommends that stockholders approve the amendment to our 2000 Stock Option Plan to provide for an increase in the number of shares of our common stock reserved for issuance under the plan from 10,000,000 to 15,000,000 shares. The complete text of the 2000 Stock Option Plan, including the proposed amendment, is included in Appendix B of this proxy.

      The amendment to the plan to increase the number of shares reserved must be approved by the holders of at least a majority of the outstanding shares of our common stock and voting preferred stock present, or represented, and entitled to vote at the annual meeting. In the event stockholder approval is not obtained, we will not increase the number of shares of common stock reserved for issuance under the plan, but awards may continue to be made under the terms of the plan as currently in effect. As discussed below, the plan is intended to satisfy specific requirements for performance-based compensation under section 162(m) of the Internal Revenue Code. The following is a summary of the principal features of the plan.

Description of the 2000 Stock Option Plan

      The plan provides that it shall be administered by the board of directors or by a committee appointed by the board of directors which shall be composed of two or more directors all of whom shall be “outside directors,” as defined in the plan, in compliance with Rule 16b-3 of the Exchange Act and Section 162(m) of the tax code. The committee or the board of directors, in its sole discretion, determines the persons to be awarded the options, the number of shares subject thereto and the exercise price and other terms thereof. In addition, the committee or the board of directors has full power and authority to construe and interpret the plan, and the acts of the committee or the board of directors are final, conclusive and binding on all interested parties, including our company, stockholders, officers and employees, recipients of grants under the plan, and all persons or entities claiming by or through such persons. An aggregate of 10,000,000 shares of common stock, subject to adjustment described below, are reserved for issuance upon the exercise of options granted under the plan. The maximum number of shares of common stock to which options may be granted to any one individual under the plan is 4,000,000, subject to adjustment described below. The shares acquired upon exercise of options granted under the plan will be authorized and issued shares of common stock. Our stockholders will not have any preemptive rights to purchase or subscribe for any common stock by reason of the reservation and issuance of common stock under the plan. If any option granted under the plan should expire or terminate for any reason other than having been exercised in full, the unpurchased shares subject to that option will again be available for purposes of the plan.

      For any option granted under the plan, the exercise price per share of any Incentive Stock option may not be less than the Fair Market Value of the common stock on the date such Incentive Stock option is granted. For purposes of the plan, the “Fair Market Value” on any date of reference is deemed to be the closing price of common stock on the business day immediately preceding such date, unless the committee or the board of directors in its sole discretion determines otherwise in a fair and uniform manner.

      The committee or the board of directors may permit the exercise price of an option to be paid for in cash, by certified or official bank check or personal check, by money order, with already owned shares of common stock that have been held by the Optionee (as defined in the plan) for at least six (6) months, or such other shares as we determine will not cause us to recognize for financial accounting purposes a charge for compensation expense, the withholding of shares of common stock issuable upon exercise of the option, by delivery of a properly executed exercise notice together with such documentation as shall be required by the committee or the board of directors, or, if applicable, the broker, to effect a cashless exercise, or a combination of the above. If paid in whole or in part with shares of already owned common stock, the value of the shares surrendered is deemed to be their Fair Market Value on the date the option is exercised.

      No Incentive Stock option, and unless the prior written consent of the committee or the board of directors is obtained, which consent may be withheld for any reason, and the transaction does not violate the requirements of Rule 16b-3 of the Exchange Act, no non-qualified stock option granted under the plan is assignable or transferable, other than by will or by the laws of descent and distribution. During the lifetime of an Optionee, an option is exercisable only by him or her, or in the case of a non-qualified stock option, by his or her permitted assignee. The expiration date of an option under the plan will be determined by the committee or the board of directors at the time of grant, but in no event may such an option be exercisable after 10 years from the date of grant. An option may be exercised at any time or from time to time or only after a period of time in installments, as the committee or the board of directors determines. The committee or the board of directors may, in its sole discretion, accelerate the date on which any option may be exercised. Each outstanding option granted under the plan may become immediately fully exercisable in the event of certain transactions, including certain changes in control, certain mergers and reorganizations, and certain dispositions of substantially all of our assets.

      The plan will expire on September 21, 2010, and any option outstanding on such date will remain outstanding until it expires or is exercised. The committee or the board of directors may amend, suspend or terminate the plan or any option at any time, provided that such amendment shall be subject to the approval of the our stockholders if such stockholder approval is required by any federal or state law or regulation, including, without limitation, Rule 16b-3 or to comply with Section 162(m) of the tax code, or the rules of any stock exchange or automated quotation system on which the common stock may then be listed or granted. In addition, no amendment, suspension or termination shall substantially impair the rights or benefits of any Optionee, pursuant to any option previously granted, without the consent of the Optionee.

Federal Income Tax consequences of awards of options.

      The plan is not qualified under the provisions of section 401(a) of the tax code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

      The Omnibus Budget Reconciliation Act of 2003 added Section 162(m) to the tax code, which generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 2004. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. We intend that options granted to employees whom the committee expects to be covered employees at the time a deduction arises in connection with such options, will qualify as such “performance-based compensation,” so that such options will not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect our ability to ensure that options under the plan will qualify as “performance-based compensation” that is fully deductible by us under Section 162(m).

      The board of directors recommends that you vote “FOR” the approval of the amendment to the 2000 Stock Option Plan, and your proxy will be so voted if the proposal is presented unless you specify otherwise. If the stockholders do not approve the amendment to the 2000 Stock Option Plan, the amendment will not go into effect and the board of directors will consider whether to adopt some alternative arrangement based on its assessment of our needs.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO OUR 2000 STOCK OPTION PLAN.

INDEPENDENT ACCOUNTANTS

Selection

      The appointment of PricewaterhouseCoopers LLP was made by our Audit Committee and was ratified by the board. As required by the Sarbanes-Oxley Act of 2002, the Audit Committee will be directly responsible for the appointment, compensation and oversight of any work of the independent accountants for the fiscal year ending March 31, 2005. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fees Paid to the Independent Accountants

      PricewaterhouseCoopers LLP (PwC) serves as our independent public accountants.

      The following table presents fees for professional audit services rendered by PwC for the audit of our consolidated financial statements as of and for the years ended March 31, 2003 and 2004, and for its limited reviews of our unaudited condensed consolidated interim financial statements.

	March 31, 2003	March 31, 2004

Audit Fees	$252,000	$298,000
Audit-related Fees(1)	$77,000	$86,000
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$329,000	$384,000

(1)	Audit-related fees consist principally of fees for reviewing and updating our audit opinion for the registration statements we filed during the years ended March 31, 2003 and 2004.

PERFORMANCE GRAPH

      The following graph presents our total return to our stockholders for the period March 31, 1999 to March 31, 2004. Our common stock is compared to the Russell 2000 Index and a peer group. Our peer group of companies were the companies that comprised the Goldman Sachs Internet Index (GSI) over the same period. The information contained in this graph is not necessarily indicative of our future performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG TERREMARK WORLDWIDE, INC. THE RUSSELL 200 INDEX
AND THE GOLDMAN SACHS INTERNET INDEX

*	$100 invested on 3/31/99 in stock or index - including reinvestment of dividends. Fiscal year ending March 31.

	1999	2000	2001	2002	2003	2004

Terremark Worldwide, Inc.	$100.00	282.64	173.91	31.30	25.04	50.09
Russell 2000	$100.00	137.29	116.25	132.51	96.78	158.55
Goldman Sachs Internet Index	$100.00	153.91	30.09	36.65	43.26	72.73

*	Assumes $100 invested at the close of trading on the last day preceding the first day of the fiscal year in our common stock, the Russell 2000 Index and the Goldman Sachs Internet Index.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

      Based solely on our review of the copies of the forms furnished to us and written representations of the reporting persons, we believe that during the fiscal year ended March 31, 2004 all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except Aviva Budd filed a late Form 4 reporting two transactions; Antonio S. Fernandez was late in filing a Form 3 when he became a director; and Jose Maria Figueres-Olsen filed a late Form 4 reporting three transactions.

OTHER BUSINESS

      We know of no other business to be brought before the annual meeting. If, however, any other business should properly come before the annual meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

      Stockholders interested in presenting a proposal to be considered for inclusion in the proxy statement for presentation at the 2005 annual meeting of stockholders may do so by following the procedures prescribed in Securities and Exchange Commission Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by us on or before May 9, 2005.

      After the May 9, 2005 deadline, stockholders interested in presenting a proposal for consideration at the 2005 annual meeting of stockholders may submit the proposal and present it at the 2005 annual meeting, but we are not obligated to include the proposal in our proxy materials. Rule 14a-4 of the Securities and Exchange Commission’s proxy rules allows a company to use discretionary voting authority to vote on matters coming before an annual meeting of stockholders, if the company does not have notice of the matter at least 45 days before the date corresponding to the date on which the company first mailed its proxy materials for the prior year’s annual meeting of stockholders or the date specified by an overriding advance notice provision in the company’s bylaws. Accordingly, for our 2005 annual meeting of stockholders, a stockholder must submit such written notice to the corporate secretary on or before July 23, 2005.

      Send all proposals to Robert D. Sichta, Assistant Secretary, Terremark Worldwide, Inc., 2601 S. Bayshore Drive, Suite 900, Miami, Florida 33133.

APPENDIX A

AMENDED AND RESTATED CHARTER OF THE

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

OF

TERREMARK WORLDWIDE, INC.

I.	Purpose

      The Audit Committee shall provide assistance to the board of directors (the “Board”) of Terremark Worldwide, Inc. (the “Corporation”) in fulfilling their responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. The Audit Committee’s primary duties and responsibilities are to:

•	Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Corporation.

•	Oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Corporation.

•	Oversee that management has established and maintained processes to assure compliance by the Corporation with all applicable laws, regulations and corporate policy.

      The Audit Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

II.	Composition

      The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an independent director under the rules of the American Stock Exchange and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices. At least one member of the Audit Committee shall have accounting or related financial management expertise and qualify as a “financial expert” pursuant to the requirements of the Sarbanes-Oxley Act. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

      The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a chairperson is elected by the full Board, the members of the Audit Committee may designate a chairperson by majority vote of the full Audit Committee membership.

III.	Compensation

      No member of the Audit Committee shall receive compensation other than director’s fees for service as a director of the Corporation, including reasonable compensation for serving on the Audit Committee and regular benefits that other directors receive.

IV.	Meetings

      The Audit Committee shall meet at least once each quarter prior to the Corporation’s 10-Q filing or release of earnings for the quarter, or more frequently when the circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management and the independent accountants separately to discuss any matters that the Audit Committee or each of these groups believes should be discussed privately. In addition, the Audit Committee or at least its chairperson should meet with the independent accountants and management quarterly to review the Corporation’s financials consistent with Section IV.4 below.

V.	Responsibilities and Duties

      To fulfill its responsibilities and duties the Audit Committee shall:

Documents/ Reports Review

      1. Review and reassess, at least annually, the adequacy of this Charter. Make recommendations to the Board, as conditions dictate, to update this Charter.

      2. Review with management and the independent accountants the Corporation’s annual financial statements, including a discussion with the independent accountants of the matters required to be discussed by Statement of Auditing Standards No. 61, as amended from time to time (“SAS No. 61”).

      3. Review with management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings, including a discussion with the independent accountants of the matters to be discussed by SAS No. 61. The chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this review.

      4. Review with management all press releases containing financial information prior to their release.

Independent Accountants

      5. Review the performance of the independent accountants and make recommendations to the Board regarding the appointment or termination of the independent accountants. The Audit Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor. The independent accountants are ultimately accountable to the Audit Committee and the entire Board for such accountants’ audit of the financial statements of the Corporation. On an annual basis, the Audit Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants’ independence.

      6. Approve in advance all audit or non-audit engagements or relationships between the Corporation and the independent auditors. In no event may the Audit Committee approve any “prohibited nonauditing services” as may be specified in the Sarbanes-Oxley Act or applicable laws or regulations. Any pre-approval policies and procedures adopted by the Audit Committee to approve audit or non-audit engagements or relationships must:

•	be detailed as to the particular services to be provided;

•	require that the Audit Committee be informed about each service; and

•	not result in the delegation of the Audit Committee’s authority to management.

      7. Ensure the rotation of “audit partners” in accordance with the requirements of the Sarbanes-Oxley Act and consider whether there should be regular rotation of the audit firm itself.

      8. Oversee independence of the accountants by:

•	receiving from the accountants, on a periodic basis, a formal written statement delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1 (“ISB No. 1”);

•	reviewing, and actively discussing with the Board, if necessary, and the accountants, on a periodic basis, any disclosed relationships or services between the accountants and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of the accountants; and

•	recommending, if necessary, that the Board take certain action to satisfy itself of the auditor’s independence.

      9. Based on the review and discussions referred to in section IV.2 and IV.5, the Audit Committee shall determine whether to recommend to the Board that the Corporation’s audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

Financial Reporting Process

      10. In conjunction with the independent accountants, review the integrity of the Corporation’s financial reporting processes, both internal and external.

      11. Consider and approve, if appropriate, major changes to the Corporation’s accounting principles and practices proposed by management. Discuss with independent accountants any significant changes to the auditing standards or their scope.

      12. Establish regular systems of reporting to the Audit Committee by each of management, the independent accountants regarding any significant judgments made in management’s preparation of the financial statements and any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of the work or access to required information.

      13. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

Legal Compliance/ Conflicts of Interest/ General

      14. Review with the Corporation’s counsel, any legal matter that could have a significant impact on the Corporation’s financial statements.

      15. Report through its chairperson to the Board following meetings of the Audit Committee.

      16. Maintain minutes or other records of meetings and activities of the Audit Committee.

      17. Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

      18. Conduct an appropriate review of all related party transactions on a continuing basis and review potential conflict of interest situations where appropriate.

      19. Set clear hiring policies for employees or former employees of the independent auditor of the Corporation consistent with the requirements of the Sarbanes-Oxley Act and the American Stock Exchange.

VI.	Authority

      In discharging its oversight role, the Audit Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard, the Committee shall have the authority to retain, without seeking Board approval, outside legal, accounting, or other advisors for this purpose, including the authority to approve the fees payable to such advisors and any other terms of retention.

APPENDIX B

TERREMARK WORLDWIDE, INC.

AMENDED AND RESTATED 2000 STOCK OPTION PLAN

      1. Purpose. The purpose of this Plan is to advance the interests of Terremark Worldwide, Inc., a Delaware corporation (the “Company”), and its Related Entities by providing an additional incentive to attract and retain qualified and competent persons who provide services to the Company and its Related Entities, and upon whose efforts and judgment the success of the Company and its Related Entities is largely dependent, through the encouragement of stock ownership in the Company by such persons. Unless otherwise indicated, the terms of this Plan are applicable to both Incentive and Non-Qualified Options.

      2. Definitions. As used herein, the following terms shall have the meanings indicated:

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Cause” shall, with respect to any Optionee, have the equivalent meaning (or the same meaning as “cause” or “for cause”) set forth in any employment agreement, consulting, or other agreement for the performance of services between the Optionee, and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the failure by the Optionee to perform, in a reasonable manner, his or her duties as assigned by the Company or a Related Entity, (ii) any violation or breach by the Optionee of his or her employment agreement, consulting or other similar agreement with the Company or a Related Entity, if any, (iii) any violation or breach by the Optionee of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Related Entity, (iv) any act by the Optionee of dishonesty or bad faith with respect to the Company (or a Related Entity), (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Optionee’s work performance, or (vi) the commission by the Optionee of any act, misdemeanor, or crime reflecting unfavorably upon the Optionee or the Company or any Related Entity. The good faith determination by the Committee of whether the Optionee’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(d) “Committee” means a committee designated by the Board to administer the Plan; provided, however, that if the Board fails to designate a committee or if there are no longer any members on the committee so designated by the Board, then the Board shall serve as the Committee. The Committee shall consist of at least two directors, and each member of the Committee shall be (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) “Independent”.

(e) “Common Stock” shall mean the Company’s common stock, par value $.001 per share.

(f) “Company” shall mean Terremark Worldwide, Inc., a Delaware corporation.

(g) “Consultant” shall mean any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(h) “Continuous Service” shall mean the continuous service to the Company or any Related Entity, without interruption or termination, in any capacity of Employee, Director or Consultant. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or any Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Option Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(i) “Director” shall mean a member of the Board or the board of directors of any Related Entity.

(j) “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(k) “Effective Date” shall mean June 23, 2000.

(l) “Employee” shall mean any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a Director’s normal compensation and fee (as applicable to all Directors or Committee members, as the case may be) by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(m) “Fair Market Value” of a Share on any date of reference shall mean the “Closing Price” (as defined below) of the Common Stock on the date of reference, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For the purpose of determining Fair Market Value, the “Closing Price” of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System (“NASDAQ”), or any similar system of automated dissemination of quotations of securities prices in common use, the last reported sale price of Common Stock on such system or, if sales prices are not reported, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, as reported in any newspaper of general circulation or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days. If neither (i), (ii), or (iii) above is applicable, then Fair Market Value shall be determined by the Committee in a fair and uniform manner.

(n) “Incentive Stock Option” shall mean an incentive stock option as defined in Section 422 of the Internal Revenue Code.

(o) “Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the American Stock Exchange or any national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of Nasdaq Stock Market.

(p) “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

(q) “Option” (when capitalized) shall mean any option granted under this Plan.

(r) “Option Agreement” shall mean the agreement between the Company and the Optionee for the grant of an option.

(s) “Optionee” shall mean a person to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

(t) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(u) “Plan” shall mean this Amended and Restated 2000 Stock Option Plan for the Company.

(v) “Related Entity” shall mean any Subsidiary, and any business, corporation, partnership, limited liability company or other entity in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(w) “Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(x) “Share” shall mean a share of Common Stock.

(y) “Subsidiary” shall mean any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

(z) The term “vest” or “vesting” shall mean the time upon which an Optionee can exercise all or some portion of an Option.

      3. Shares Available for Option Grants. The Committee may grant to Optionees from time to time Options to purchase an aggregate of up to fifteen million (15,000,000) Shares from the Company’s authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares.

      4. Incentive and Non-Qualified Options.

(a) An Option granted hereunder shall be either an Incentive Stock Option or a Non-Qualified Stock Option as determined by the Committee at the time of grant of the Option and the Option Agreement relating to the Option shall clearly state whether it is an Incentive Stock Option or a Non-Qualified Stock Option. All Incentive Stock Options shall be granted within 10 years from the Effective Date. Incentive Stock Options may not be granted to any person who is not an Employee of the Company or a Related Entity.

(b) Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Shares with respect to which Options meeting the requirements of Section 422(b) of the Code are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its parent corporation or subsidiary corporation, as those terms are defined in Sections 424(e) and (f) of the Code, respectively, exceeds $100,000.

      5. Conditions for Grant of Options.

(a) Each Option shall be evidenced by an Option Agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be those persons who are selected by the Committee from the class of all Employees, Directors and Consultants of the Company or any Related Entity.

(b) In granting Options, the Committee shall take into consideration the contribution the person has made to the success of the Company or any Related Entities and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and its Related Entities with regard to these matters. The Committee may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, (i) prescribing the date or dates on which the Option becomes exercisable,

(ii) providing that the Option rights accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both, or (iii) relating an Option to the Continuous Service or continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

(c) The Options granted to Optionees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their Continuous Service with the Company or its Related Entities. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to continuance of any Continuous Service by the Company or its Related Entities.

(d) The Committee shall have the discretion to grant Options that are exercisable for unvested Shares. Should the Optionee’s Continuous Service cease while holding such unvested Shares, the Company shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested Shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Committee and set forth in the Option Agreement for the relevant Option.

(e) Notwithstanding any other provision of this Plan, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively) at the date of grant) unless the exercise price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

(f) Notwithstanding any other provision of this Plan, and in addition to any other requirements of this Plan, the aggregate number of Options granted to any one Optionee may not exceed Four Million (4,000,000), subject to adjustment as provided in Section 10 hereof.

      6. Exercise Price. The exercise price per Share of any Option shall be any price determined by the Committee but shall not be less than the par value per Share; provided, however, that in no event shall the exercise price per Share of any Incentive Stock Option be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

      7. Exercise of Options.

(a) An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate exercise price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee’s payment to the Company of the amount that is necessary for the Company or Related Entity employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements.

(b) The consideration to be paid for the Shares to be issued upon exercise of an Option, as well as the method of payment of the exercise price and of any withholding and employment taxes applicable thereto, shall be determined by the Committee and may in the discretion of the Committee consist of: (1) cash, (2) certified or official bank check, (3) money order, (4) Shares that have been held by the Optionee for at least six (6) months (or such other Shares as the Committee determines will not cause the Company to recognize for financial accounting purposes a charge for compensation expense), (5) the withholding of Shares issuable upon exercise of the Option, (6) pursuant to a “cashless exercise” procedure, by delivery of a properly executed exercise notice together with such other documentation, and subject to such guidelines, as the Committee shall require to effect an exercise of the Option and delivery to the Company by a licensed broker acceptable to the Company of proceeds from the sale of Shares or a margin loan sufficient to pay the exercise price and any applicable income or employment taxes, or (7) in such other consideration as the Committee deems appropriate, or by a combination of the above. In the case of an Incentive Stock Option, the permissible methods of payment shall be specified at the time the Option is granted. The Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid, and/or the Optionee’s tax withholding obligation is satisfied, in whole or in part with Shares, or through the withholding of Shares issuable upon exercise of the Option, the value of the Shares surrendered or withheld shall be their Fair Market Value on the date the Option is exercised.

(c) The Committee in its sole discretion may, on an individual basis or pursuant to a general program established in connection with this Plan, cause the Company to lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of an Option granted hereunder or to pay any tax liability of the Optionee attributable to such exercise; provided that such loan, loan guaranty, or assistance in obtaining a loan is not in violation of the Sarbanes-Oxley Act of 2002, or any rule or regulation adopted thereunder or any other applicable law. If the exercise price is paid in whole or part with the Optionee’s promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of the Option, (iii) bear interest at the prime rate of the Company’s principal lender, and (iv) contain such other terms as the Committee in its sole discretion shall reasonably require.

(d) No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for those Shares are issued to that person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date the stock certificate is issued, except as expressly provided in Section 10 hereof.

      8. Exercisability of Options. Any Option shall become exercisable in such amounts, at such intervals and upon such terms and/or conditions as the Committee shall provide in the Option Agreement for that Option, except as otherwise provided in this Section 8:

(a) The expiration date of an Option shall be determined by the Committee at the time of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant of the Option.

(b) The Option Agreement relating to any Option may provide that the Option shall become immediately fully exercisable in the event of a “Change in Control” and/or shall become fully exercisable in the event that the Committee exercises its discretion to provide a cancellation notice with respect to the Option pursuant to Section 9(b) hereof. For this purpose, the term “Change in Control” shall mean the occurrence of any of the following:

(i) The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of thirty percent (30%) or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities); provided, however, that for purposes of this Section 8(b), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Company; (x) any acquisition by the Company; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

(ii) During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, thirty percent (30%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(c) The Committee may in its sole discretion, accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

      9. Termination of Option Period.

(a) Unless otherwise provided in any Option Agreement, the unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

(i) three months after the date on which the Optionee’s Continuous Service is terminated other than by reason of (A) Cause, (B) a Disability of the Optionee as determined by a medical doctor satisfactory to the Committee, or (C) death of the Optionee;

(ii) immediately upon the termination of the Optionee’s Continuous Service for Cause;

(iii) twelve months after the date on which the Optionee’s Continuous Service is terminated by reason of a Disability as determined by a medical doctor satisfactory to the Committee; or

(iv) (A) twelve months after the date of termination of the Optionee’s Continuous Service by reason of the death of the Optionee, or, if later, (B) three months after the date on which the

Optionee shall die if such death shall occur during the one year period specified in Subsection 9(a)(iii) hereof.

(b) To the extent not previously exercised, (i) each Option shall terminate immediately in the event of (1) the liquidation or dissolution of the Company, or (2) any reorganization, merger, consolidation or other form of corporate transaction in which either the Company does not survive or the Shares are exchanged for or converted into securities issued by another entity, unless the successor or acquiring entity, or an affiliate thereof, assumes the Option or substitutes an equivalent option or right pursuant to Section 10(c) hereof, and (ii) the Committee in its sole discretion may by written notice (“cancellation notice”) cancel, effective upon the consummation of any Business Combination described in Subsection 8(b)(iii) hereof, any Option that remains unexercised on the effective date of that Business Combination. The Committee shall give written notice of any proposed transaction referred to in this Section 9(b) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after approval of such transaction), in order that Optionees may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Options that then are exercisable (including any Options that may become exercisable upon the closing date of such transaction). An Optionee may condition his exercise of any Option upon the consummation of a transaction referred to in this Section 9(b).

      10. Adjustment of Shares.

(a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in that event, the Committee shall make:

(i) appropriate adjustment in the maximum number of Shares available for grant under the Plan, or available for grant to any person under the Plan, so that the same percentage of the Company’s issued and outstanding Shares shall continue to be subject to being so optioned; and

(ii) appropriate adjustment in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company’s issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

(b) Unless otherwise provided in any Option Agreement, the Committee may change the terms of Options outstanding under this Plan, with respect to the exercise price or the number of Shares subject to the Options, or both, when, in the sole discretion of the Committee, such adjustments become appropriate to preserve benefits under the Plan.

(c) In the event of any proposed sale of all or substantially all of the Company’s assets or any reorganization, merger, consolidation, or other form of corporate transaction in which the Company does not survive, or in which the Shares are exchanged for or converted into securities issued by another entity, the successor or acquiring entity or an affiliate thereof may, with the consent of the Committee, assume each outstanding Option or substitute an equivalent option or right. If the successor or acquiring entity or an affiliate thereof, does not cause such an assumption or substitution of any Option, then that Option shall terminate pursuant to Section 9(b) hereof upon consummation of the sale, merger, consolidation, or other corporate transaction, with or without consideration as determined by the Committee. The Committee shall give written notice of any proposed transaction referred to in this Section 10(c) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Options that are then exercisable (including any Options that may become exercisable upon the closing date of such transaction). A Participant may condition his exercise of any Options upon the consummation of the transaction.

(d) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made to, the number of or exercise price for Shares then subject to outstanding Options granted under the Plan.

(e) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

      11. Transferability.

(a) No Incentive Stock Option, and unless the prior written consent of the Committee is obtained (which consent may be withheld for any reason) and the transaction does not violate the requirements of Rule 16b-3 promulgated under the Securities Exchange Act no Non-Qualified Stock Option, shall be subject to alienation, assignment, pledge, charge or other transfer other than by the Optionee by will or the laws of descent and distribution, and any attempt to make any such prohibited transfer shall be void. Each Option shall be exercisable during the Optionee’s lifetime only by the Optionee, or in the case of a Non-Qualified Stock Option that has been assigned or transferred with the prior written consent of the Committee, only by the permitted assignee.

(b) No Shares acquired by an officer or Director pursuant to the exercise of an Option may be sold, assigned, pledged or otherwise transferred prior to the expiration of the six-month period following the date on which the Option was granted, unless the transaction does not violate the requirements of Rule 16b-3 promulgated under the Securities Exchange Act.

      12. Issuance of Shares.

(a) Notwithstanding any other provision of this Plan, the Company shall not be obligated to issue any Shares unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities, and may require any stock so issued to bear a legend, may give its transfer agent instructions, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

(b) As a condition to any sale or issuance of Shares upon exercise of any Option, the Committee may require such agreements or undertakings as the Committee may deem necessary or advisable to facilitate compliance with any applicable law or regulation including, but not limited to, the following:

(i) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

(ii) a representation, warranty and/or agreement to be bound by any legends endorsed upon the certificate(s) for the Shares that are, in the opinion of the Committee, necessary or appropriate to facilitate compliance with the provisions of any securities laws deemed by the Committee to be applicable to the issuance and transfer of those Shares.

      13. Administration of the Plan.

(a) The Plan shall be administered by the Committee which shall be composed of two or more Directors. The membership of the Committee shall be constituted so as to comply at all times with the then applicable requirements for Outside Directors of Rule 16b-3 promulgated under the Securities Exchange Act and Section 162(m) of the Code. The Committee shall serve at the pleasure of the Board and shall have the powers designated herein and such other powers as the Board may from time to time confer upon it.

(b) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee.

(c) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan.

(d) The determinations of the Committee, and its interpretation and construction of any provision of the Plan or any Option Agreement, shall be final and binding on all persons, unless determined otherwise by the Board.

      14. Withholding or Deduction for Taxes. If at any time specified herein for the making of any issuance or delivery of any Option or Shares to any Optionee, any law or regulation of any governmental authority having jurisdiction in the premises shall require the Company or a Related Entity to withhold, or to make any deduction for, any taxes or to take any other action in connection with the issuance or delivery then to be made, the issuance or delivery shall be deferred until the withholding or deduction shall have been provided for by the Optionee or beneficiary, or other appropriate action shall have been taken.

      15. Interpretation.

(a) As it is the intent of the Company that the Plan shall comply in all respects with Rule 16b-3 promulgated under the Securities Exchange Act (“Rule 16b-3”), any ambiguities or inconsistencies in construction of the Plan shall be interpreted to give effect to such intention, and if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3. The Committee may from time to time adopt rules and regulations under, and amend, the Plan in furtherance of the intent of the foregoing.

(b) The Plan and any Option Agreements entered into pursuant to the Plan shall be administered and interpreted so that all Incentive Stock Options granted under the Plan will qualify as Incentive Stock Options under Section 422 of the Code. If any provision of the Plan or any Option Agreement relating to an Incentive Stock Option should be held invalid for the granting of Incentive Stock Options or illegal for any reason, that determination shall not affect the remaining provisions hereof, but instead the Plan and the Option Agreement shall be construed and enforced as if such provision had never been included in the Plan or the Option Agreement.

(c) This Plan shall be governed by the laws of the State of Florida, without reference to the conflict of laws rules or principals thereof.

(d) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

(e) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

      16. Amendment and Discontinuation of the Plan. The Committee may from time to time amend, suspend or terminate the Plan or any Option; provided, however, that, any amendment to the Plan shall be subject to the approval of the Company’s shareholders if such shareholder approval is required by any applicable federal or state law or regulation (including, without limitation, Rule 16b-3 or to comply with Section 162(m) of the Code) or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or granted. Except to the extent provided in Sections 9 and 10 hereof, no amendment, suspension or termination of the Plan or any Option issued hereunder shall substantially impair the rights or benefits of any Optionee pursuant to any Option previously granted without the consent of the Optionee.

      17. Effective Date and Termination Date. The effective date of the Plan is the Effective Date, and the Plan shall terminate on the 10th anniversary of the Effective Date. This Plan shall be submitted to the shareholders of the Company for their approval and adoption and Options hereunder may be granted prior to such approval and adoption; provided, however, that any Incentive Stock Options granted hereunder, and if but only to the extent otherwise required by law or the rules of any stock exchange or automated quotation system on which the Common Stock may be listed, any Non-Qualified Stock Options granted hereunder, prior to such approval and adoption shall be contingent upon obtaining such approval and adoption.

TERREMARK WORLDWIDE, INC.
2601 SouthBayshore Drive
Miami, Florida 33133
THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS

    The undersigned holder of common stock of Terremark Worldwide, Inc., a Delaware corporation (the “Company”), hereby appoints Jose E. González and Robert D. Sichta, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of the Company that the undersigned is entitled to vote at the Company’s 2004 Annual Meeting of Stockholders, to be held on October 8, 2004, at 10:00 a.m. at our Sales Office at the TECOTA Marketing Conference Room at the Technology Center of the Americas, located at 50 NE 9th Street, Miami, Florida 33132, and at any adjournments or postponements thereof.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES LISTED HEREIN; “FOR” APPROVAL OF THE AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION; “FOR” APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2000 STOCK OPTION PLAN; AND IN THE DISCRETION OF THE PROXIES, “FOR” OR “AGAINST” ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

continued and to be signed on the reverse side

TERREMARK WORLDWIDE, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING PROPOSALS

To withhold authority to vote for an individual nominee, use “FOR ALL EXCEPT” and write the nominee’s number on the line below

☐	FOR all	☐	WITHHOLD all	☐	FOR ALL EXCEPT

NOMINEES:	01) Manuel D. Medina 02) Guillermo Amore 03) Timothy Elwes	04) Antonio S. Fernandez 05) Fernando Fernandez-Tapias 06) Jose Maria Figueres-Olsen	07) Arthur L. Money 08) Marvin S. Rosen 09) Miguel J. Rosenfeld	10) Rodolfo A. Ruiz 11) Joseph R. Wright, Jr.

2.	Approval of the amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 500,000,000 to 600,000,000.

☐ FOR              ☐ AGAINST              ☐ ABSTAIN

3.	Approval of the amendment to our 2000 Stock Option Plan to increase the number of shares of common stock reserved for issuance from 10,000,000 to 15,000,000.

☐ FOR              ☐ AGAINST              ☐ ABSTAIN

4.	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting and any postponement or adjournment thereof.

    The undersigned hereby acknowledges receipt of (i) the Notice of Annual Meeting, (ii) the Proxy Statement, and (iii) the Company’s 2004 Annual Report to Stockholders.

    Please indicate if you plan to attend this meeting               Yes ☐       No ☐

Date

Signature

Signature (Joint Owners)

NOTE: Please sign exactly as your name
appear you ma are he When s admini full t sign i other please author	s hereon and mail it promptly even though y plan to attend the meeting. When shares ld by joint tenants, both should sign. igning as attorney, executor, strator, trustee or guardian, please give itle as such. If a corporation, please n full corporate name by president or authorized officer. If partnership, sign in the partnership name by ized person.